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                                                                    EXHIBIT 16.1


July 9, 2003

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sir or Madam:

We have read Item 4 of Form 8-K/A of Command International Corp. (formerly Algiers Resources, Inc.) and agree with the statements contained therein.

Yours truly yours,



/s/ Lazar Levine & Felix LLP
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LAZAR LEVINE & FELIX LLP